SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2007 (May 31, 2007)

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33456	20-11998142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

12th Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People's Republic Of
China 100020
(Address of principal executive offices)

86-10-85653777
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2007, Beijing Orsus Xelent Technology & Trading Company Limited, a wholly owned subsidiary of Orsus Xelent Technologies, Inc. (the “Company”), entered into the X180 Mobile Terminal Purchase Contract (the “Contract”) with Unicom Huasheng Telecommunication Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Unicom”) and Dalian Daxian Distribution Company, a limited liability company organized under the laws of the People’s Republic of China (“Dalian”).

Under the Contract, Dalian shall manufacture and the Company shall supply to Unicom 15,000 Daxian X180 Mobile Terminals meeting the configurations and specifications agreed upon by the parties to the Contract (the “Contract Product”) by September 30, 2007 for a total purchase price of 55,200,000 RMB (approximately US$7.22 million). The Contract states that Unicom shall be the exclusive purchaser of the Contract Product until the Company ceases to supply the Contract Product to Unicom, at such time specified price protection provisions shall continue for an additional six months.

The foregoing summary of the terms and conditions of the Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the Contract attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	X180 Mobile Terminal Purchase Contract, dated May 31, 2007, among Unicom Huasheng Telecommunication Technology Co., Ltd., Dalian Daxian Distribution Company and Beijing Orsus Xelent Technology & Trading Company Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2007

ORSUS XELENT TECHNOLOGIES, INC.

By:	/s/ Wang Xin
Name: Wang Xin Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Description

10.1	X180 Mobile Terminal Purchase Contract, dated May 31, 2007, among Unicom Huasheng Telecommunication Technology Co., Ltd., Dalian Daxian Distribution Company and Beijing Orsus Xelent Technology & Trading Company Limited.